Oppenheimer Discovery Fund
NSAR Exhibit – Item 77Q

Post−Effective Amendment No. 42 (1-26-12) to the Registration Statement of Oppenheimer Discovery Fund (the "Registrant"), Accession Number 0000728889-12-000097, which includes Amendment Nos. 2 and 3 to the Amended and Restated Declaration of Trust, is hereby incorporated by reference in response to Item 77Q of the Registrant's Form N−SAR.